                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                       --------------------------------


                                   FORM 8-K



                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the

                       SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported)   21 April 1994
                                                       ------------------



                       Air Products and Chemicals, Inc.
           -------------------------------------------------------
              (Exact name of registrant as specified in charter)



       Delaware                                        1-4534                                                  23-1274455
- ----------------------                              ------------                                            ----------------
(State or other jurisdiction                        (Commission                                              (IRS employer
   of incorporation)                                file number)                                       identification no.)



7201 Hamilton Boulevard, Allentown, Pennsylvania                      18195-1501
- ------------------------------------------------                      ----------
    (Address of principal executive offices)                          (Zip Code)



         Registrant's telephone number, including area code 215-481-4911
                                                            ------------

Item 5.  Other Events.

         On April 21, 1994, the Registrant reported second quarter net income of $73 million, or 65 cents per share, compared to $75 million, or 66 cents per share, in the year-ago quarter. Last year's second quarter included a 1 cent per-share gain from a non-operating item. Sales in the quarter rose 3 percent to $859 million compared to $834 million last year.
         In summarizing the quarter, Air Products Chairman H. A. Wagner said "Major factors included strong volume gains in gases and chemicals, higher profits in environmental and energy systems, lower polyvinyl alcohol margins, and reduced equipment business activity."
         Industrial gas sales for the quarter increased 7 percent and operating income rose 2 percent compared to last year. Worldwide volumes in merchant and on-site gases increased significantly. However, most of the revenue gain was offset by higher operating and maintenance costs, including those related to severe winter weather. Average merchant pricing pressures continued in the United States and Europe.
         In chemicals, second quarter sales were up 4 percent while operating income decreased 13 percent versus last year. While most major product lines experienced higher volumes, the most significant factor in the quarter's results was substantially lower polyvinyl alcohol (PVOH) margins due to excess world capacity and intense competition. The company is adjusting PVOH production levels downward, reducing costs, and focusing on a more profitable sales mix.

         Profits in the environmental and energy systems business increased significantly over the year-ago quarter. Continued strong results at cogeneration and waste-to-energy facilities, including the addition of American Ref-Fuel's Niagara Falls facility, contributed favorably to the quarter.
         The Equipment and Technology segment reported lower sales and operating income versus last year due to decreased levels of manufacturing activity in the cryogenic air separation and liquefied natural gas equipment business.
         For the first half of fiscal 1994, Air Products reported net income of $148 million, or $1.31 per share, before the cumulative effect of required accounting changes, compared with $144 million, or $1.27 per share last year. This year's first half included non-operating gains of 2 cents while last year's included 5 cents. Excluding these gains, earnings per share were up 6 percent versus last year. Sales of $1.7 billion were up 2 percent from last year.
         Summary financial information follows:

                        AIR PRODUCTS AND CHEMICALS, INC.
                 SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)
                    (In millions, except earnings per share)

- --------------------------------------------------------------
Three Months Ended 31 March              1994            1993
- --------------------------------------------------------------
Sales                                   $858.6          $833.9

Net Income                                73.1            75.3(c)

Earnings Per Share                         .65             .66(c)


- --------------------------------------------------------------
Six Months Ended 31 March                1994            1993
- --------------------------------------------------------------
Sales                                 $1,685.9        $1,647.4

Income Before Cumulative Effect
  of Accounting Changes                  148.2(a)        144.3(d)
Cumulative Effect of Accounting
  Changes                                 14.3(b)           --
                                      --------        --------
Net Income                               162.5           144.3

Earnings Per Share
   Income Before Cumulative Effect
     of Accounting Changes                1.31(a)         1.27(d)
   Cumulative Effect of Accounting
     Changes                               .12(b)           --
                                      --------        --------
   Net Income                             1.43            1.27


Average Shares Outstanding               114.0           113.8

(a) Includes an after-tax benefit of $2.3 million, or $.02 per share, from the favorable tax treatment, net of expense, of the charitable contribution of the remaining shares of a stock investment in an insurance company.

(b) The company adopted Statement of Financial Accounting Standard (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," SFAS No. 109, "Accounting for Income Taxes," and SFAS No. 112, "Employers' Accounting for Postemployment Benefits," on 1 October 1993 and recognized the cumulative effect of these accounting changes.

(c) Includes an after-tax gain of $1.7 million, or $.01 per share, from the partial sale of stock options in an insurance company.

(d) Includes an after-tax gain of $5.9 million, or $.05 per share, from the sale of a business venture and the sale of stock options in an insurance company.

                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)

SUMMARY BY BUSINESS SEGMENTS
(In millions)
- -------------------------------------------------------------------------
                                   Three Months Ended   Six Months Ended
                                        31 March            31 March
                                    1994        1993     1994       1993
- -------------------------------------------------------------------------
Sales:
   Industrial Gases                $483.8      $450.4  $  955.6  $  898.5
   Chemicals                        286.6       276.5     558.0     536.6
   Environmental/Energy              19.3        24.6      33.6      48.3
   Equipment/Technology              68.9        82.4     138.7     164.0
- -------------------------------------------------------------------------
      CONSOLIDATED                  858.6       833.9   1,685.9   1,647.4
- -------------------------------------------------------------------------
Operating Income:
   Industrial Gases                  95.1        93.0     188.0     184.0
   Chemicals                         33.7        38.7      65.5      68.6
   Environmental/Energy               3.5         1.5       3.7       (.4)
   Equipment/Technology               1.9         9.9       9.1      24.9
   Corporate and Other              (11.8)       (9.2)    (23.1)    (19.0)
- -------------------------------------------------------------------------
      CONSOLIDATED                  122.4       133.9     243.2     258.1
Equity Affiliates' Income:
   Industrial Gases                   (.4)        1.7        .6        .1
   Chemicals                          (.1)         .1       (.2)       .1
   Environmental/Energy               6.1         1.6      11.5       2.8
- -------------------------------------------------------------------------
      CONSOLIDATED                    5.6         3.4      11.9       3.0
Interest Expense                     17.9        21.6      37.7      43.1
- -------------------------------------------------------------------------
INCOME BEFORE TAXES                 110.1       115.7     217.4     218.0
Income Taxes                         37.0        40.4      69.2      73.7
- -------------------------------------------------------------------------
INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGES              73.1        75.3     148.2     144.3
Cumulative Effect of
  Accounting Changes, Net
  of Income Taxes                      --          --      14.3        --
- -------------------------------------------------------------------------
NET INCOME                         $ 73.1      $ 75.3  $  162.5  $  144.3
- -------------------------------------------------------------------------


Fiscal 1993 operating income of the industrial gases segment and corporate and other have been restated to reflect the current year presentation of Brazilian conversion gains related to U.S. dollar denominated investments. For the three months ended 31 March 1993, operating income of the industrial gases segment was reduced by $2.5 million with a corresponding increase in corporate and other. For the six months ended 31 March 1993, this reclassification totaled $4.6 million.

For the six months ended 31 March 1994, corporate and other includes an expense of $2.3 million for the charitable contribution of the remaining shares of a stock investment in an insurance company. The tax benefit associated with this contribution, based on fair value of the investment, was

$4.6 million. This transaction reduced the effective tax rate from 33.6% to 31.8% for the six month period ended 31 March 1994.

Effective 1 October 1993, the company adopted and recognized the cumulative effect of the following accounting standards: SFAS 106- Postretirement Benefits ($31.3 million charge); SFAS 109-Income Taxes ($55.9 million gain); and SFAS 112-Postemployment Benefits ($10.3 million charge). The impact of these accounting changes on income for the six months ended 31 March 1994, exclusive of the cumulative effect as of 1 October 1993, is not material.

For the second quarter of fiscal 1993, corporate and other includes a gain of $2.7 million ($1.7 million after tax) from the partial sale of stock options in an insurance company.

For the six months ended 31 March 1993, equipment and technology's operating income includes a gain of $3.9 million ($2.4 million after tax) from the sale of a business venture. In addition, corporate and other includes a gain of $5.5 million ($3.5 million after tax) from the sale of stock options in an insurance company.

                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)



SUMMARY BY GEOGRAPHIC LOCATIONS
(In millions)
- ----------------------------------------------------------------
                          Three Months Ended   Six Months Ended
                               31 March            31 March
                           1994        1993     1994      1993
- ----------------------------------------------------------------
Sales:
   United States          $635.4      $630.8  $1,256.9  $1,232.5
   Europe                  193.8       179.2     372.5     365.4
   Canada/Latin America     29.4        23.9      56.5      49.5
- ----------------------------------------------------------------
      CONSOLIDATED        $858.6      $833.9  $1,685.9  $1,647.4
- ----------------------------------------------------------------
Operating Income:
   United States          $101.0      $109.6  $  194.0  $  206.2
   Europe                   20.9        22.9      46.6      47.6
   Canada/Latin America       .5         1.5       2.6       4.4
   Other                      --         (.1)       --       (.1)
- ----------------------------------------------------------------
      CONSOLIDATED        $122.4      $133.9  $  243.2  $  258.1
- ----------------------------------------------------------------



For the six months ended 31 March 1994, operating income of the United States includes an expense of $2.3 million for the charitable contribution of the remaining shares of a stock investment in an insurance company.

For the three months ended 31 March 1993, operating income of the United States includes a gain of $2.7 million from the partial sale of stock options in an insurance company.

For the six months ended 31 March 1993, operating income of the United States includes a gain of $9.4 million from the sale of a business venture and the sale of stock options in an insurance company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               Air Products and Chemicals, Inc.
                                               ---------------------------------
                                                         (Registrant)




Dated:  April 21, 1994                   By:      /s/ Gerald A. White
                                            ------------------------------------
                                                      Gerald A. White
                                               Senior Vice President - Finance





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